EXHIBIT 21.1

SUBSIDIARIES OF NUTRACEUTICAL

American Nutritional Casualty Insurance, Inc. (Hawaii)

Au Naturel, Inc. (Delaware)

Au Naturel (Canada), Inc. (Delaware)

Au Naturel (Japan), Inc. (Delaware)

Au Naturel (Netherlands), Inc. (Delaware)

Au Naturel (UK), Inc. (Delaware)

Fresh Organics, Inc. (Delaware)

Fresh To You, Inc. (Delaware)

Fresh Vitamins, Inc. (Delaware)

FunFresh Foods, Inc. (Delaware)

Great Basin Botanicals, Inc. (Delaware)

Healthway Corporation (Delaware)

KAL Nutritionals, Inc. (Delaware)

M. K. Health Food Distributors, Inc. (California)

Monarch Nutritional Laboratories, Inc. (Delaware)

Natural Balance, Inc. (Delaware)

Nature’s Life, Inc. (Delaware)

NutraBrands, Inc. (Delaware)

Nutraceutical Corporation (Delaware)

NutraForce, Inc. (Delaware)

NutraMarks, Inc. (Delaware) (fka Makers of KAL, Inc. (Delaware))

NutraPure, Inc. (Delaware)

NutraSource International SRL (Barbados)

NutraSource Trading (Shanghai) Limited (Chinese)

Nutritional Training Systems, Inc. (Delaware)

OD, Inc. (Delaware)

Pep Products, Inc. (Delaware)

Pioneer Nutritional Formulas, Inc. (Massachusetts)

Pioneer Nutritionals, Inc. (Delaware)

Seychelles Organics, Inc. (Delaware)

Solaray, Inc. (Utah)

VitaDollar, Inc. (Delaware)

Woodland Publishing, Inc. (Delaware)